 EXHIBIT 99.1

FOR IMMEDIATE RELEASE

First National Community Bancorp, Inc. Announces Third Quarter 2015 Net Income

Dunmore, Pa., October 30, 2015—First National Community Bancorp, Inc. (the “Company”) (OTCQX: FNCB), the parent company of Dunmore-based First National Community Bank (the “Bank”), today reported net income for the three months ended September 30, 2015 of $2.3 million, or $0.14 per basic and diluted share. Net income for the comparable period of 2014 was $3.4 million, or $0.20 per basic and diluted share. The $1.1 million decrease in third quarter earnings was primarily attributable to a decrease in non-interest income partially offset by further non-interest expense reductions, an improvement in net interest income and an increase in the credit for loan and lease losses. For the nine months ended September 30, 2015, net income was $6.6 million, or $0.40 per basic and diluted share, a decrease of $6.9 million compared to $13.5 million, or $0.82 per basic and diluted share, for the same nine months of 2014. The decrease in year-to-date earnings reflected a $3.7 million decrease in gains on the sale of investment securities, coupled with non-recurring income recorded in 2014 related to two legal settlements and a gain on the sale of the Company’s retail banking operations in Monroe County. Annualized return on average assets was 0.91% and 0.90%, respectively for the three- and nine-month periods ended September 30, 2015, compared to 1.38% and 1.85%, respectively, for the same periods of 2014. For the third quarter and year-to-date periods of 2015, annualized return on average equity was 16.38% and 15.96%, respectively, and 26.81% and 41.43%, respectively, for the comparable 2014 periods.

Third Quarter 2015 Highlights:

●	Company was released from Written Agreement with the Federal Reserve Bank of Philadelphia (“Reserve Bank”) effective September 2, 2015
●	Growth in net loans of $40.1 million, or 6.0%, from the end of the second quarter of 2015
●	Tax-equivalent net interest margin improved 22 basis points in the third quarter compared to the second quarter of 2015
●	Decrease of $4.9 million, or 19.7%, in year-to-date non-interest expense
●	Increase in tangible book value of $0.50 per share to $3.60 at September 30, 2015 from $3.10 per share at December 31, 2014

On September 8, 2015, the Company received written notification that effective September 2, 2015 it was released from the Written Agreement by the Reserve Bank. On March 25, 2015, the Company was released from the Consent Order by the Office of the Comptroller of the Currency (“OCC”). Previously the Company had been operating under the Consent Order since September 2010 and the Written Agreement since November 2010. The releases signify that the Reserve Bank and the OCC have determined that the Company and the Bank have met all of the requirements mandated by the Written Agreement and Consent Order, respectively.

“The Company achieved yet another positive milestone in the third quarter with the release from the Written Agreement,” stated Steven R. Tokach, President and Chief Executive Officer. “The Company’s non-interest expense levels continued to be positively impacted by our improved risk profile. In addition, our net interest income levels rebounded in the third quarter with strong loan growth and the effect of the 44.0% principal prepayment and rate modification from 9.00% to 4.50% of the Company’s subordinated debentures at the end of the second quarter of 2015,” concluded Mr. Tokach.

Summary Results for the Three and Nine Months Ended September 30, 2015

Net interest income before the credit for loan and lease losses increased $371 thousand, or 5.4%, to $7.2 million for the third quarter of 2015 from $6.8 million for the same period of 2014. The increase was primarily a result of lower interest expense due to the $11.0 million principal prepayment and rate modification of the Company’s subordinated debentures completed on June 30, 2015. In addition, net interest income for the third quarter of 2015 improved $0.9 million, or 13.6%, compared to the second quarter of 2015, which largely reflected increased interest income due to higher average balances of loans and investment securities, coupled with lower interest expense resulting from the principal prepayment and rate modification on the subordinated debentures. The tax-equivalent net interest margin for third quarter 2015 was 3.07%, a decrease of 11 basis points compared to the same quarter of 2014. However, the tax-equivalent net interest margin improved 22 basis points compared to 2.85% for the second quarter of 2015.

Non-interest income was $1.4 million for the three months ended September 30, 2015, a decrease of $3.0 million, or 69.0%, compared to $4.4 million for the same period of 2014. The revenue decline was due entirely to a $3.0 million decrease in net gains received on security sales. Non-interest income totaled $6.3 million for the nine months ended September 30, 2015, a decrease of $6.6 million, or 50.7%, from $12.9 million for the same nine months of 2014. The reduction in non-interest income for the year-to-date periods reflected the decrease in net gains on investment security sales, coupled with non-recurring income earned in 2014. Year-to-date net gains on the sale of securities were $2.3 million in 2015, which was $3.7 million lower than the $6.0 million in net gains on the sale of securities recorded in 2014. In addition, non-interest income for the nine months ended September 30, 2014 included $2.1 million of non-recurring income received from the settlement of judgements filed pursuant to a large commercial credit relationship resulting in the recovery of all past due interest, late charges and legal and other expenses associated with a previously charged-off commercial real estate loan relationship, and a $0.6 million net gain recorded on the divestiture of the Company’s retail banking operations in Monroe County.

For the three months ended September 30, 2015, non-interest expense decreased $1.4 million, or 17.6%, to $6.4 million, from $7.8 million for the same three months of 2014. On a year-to-date basis, non-interest expense decreased $4.8 million, or 19.7%, to $19.9 million in 2015 from $24.7 million in 2014. For both the three-month and year-to-date periods, the decrease resulted primarily from reductions in expenses of other real estate owned, regulatory assessments, legal expense professional fees and Federal Deposit Insurance Corporation (“FDIC”) insurance expense, all of which reflected improvement in the Company’s risk profile.

Asset Quality

Net charge-offs were $0.3 million and $1.4 million for the three and nine months ended September 30, 2015, respectively, compared to net charge-offs of $0.2 million for the three months ended September 30, 2014 and net recoveries of $3.5 million for the 2014 year-to-date period. Net charge-offs for the nine months ended September 30, 2015 resulted primarily from the partial charge-off of two commercial loan relationships: two construction, land acquisition and development loans to one commercial customer aggregating $0.7 million in the third quarter of 2015 and one commercial real estate loan to another commercial customer in the amount of $0.9 million in the second quarter of 2015. The net recovery position in 2014 was due largely to the previously mentioned legal settlement.

Total non-performing loans were $6.7 million at September 30, 2015, an increase of $1.0 million, or 17.1%, from $5.8 million at June 30, 2015, and $1.2 million, or 22.1%, from December 31, 2014. The ratio of non-performing loans to total loans was 0.93% at September 30, 2015 compared to 0.84% at June 30, 2015 and 0.82% at December 31, 2014. (At June 30, 2015, the most recent data available, the FDIC average for bank holding companies with assets between $1.0 billion and $3.0 billion was 0.92%.) At September 30, 2015, the Company’s allowance for loan and lease losses as a percentage of gross loans at September 30, 2015 equaled 1.36% which was comparable to that of the peer group. (The above described FDIC peer group average was 1.30% at June 30, 2015.)

Financial Condition

Total assets reached $1.1 billion at September 30, 2015, an increase of $85.2 million, or 8.8%, from $970.0 million at December 31, 2014. The Company experienced strong growth in its earning assets. Specifically, net loans grew $54.6 million, or 8.3%, to $713.3 million at September 30, 2015 from $658.7 million at December 31, 2014. In addition, available-for-sale securities increased $30.2 million, or 13.8%, to $249.2 million at the end of the third quarter of 2015 from $219.0 million at year-end 2014. Earning asset growth was funded primarily by an increase in total deposits of $56.7 million, or 7.1%, coupled with an increase in borrowed funds of $20.9 million, or 21.6%. With regard to deposit growth, interest-bearing deposits increased $28.7 million, or 4.3% from year-end 2014 to the close of the third quarter of 2015, while non-interest bearing demand deposits grew by $28.0 million, or 22.6%. The increase in interest-bearing deposits primarily reflected the attainment of a large commercial deposit relationship and normal cyclical deposit growth, partially offset by the planned runoff of higher-costing certificates of deposit generated through QwickRate®, a national deposit listing service. The increase in borrowed funds reflected an increase of $31.9 million, or 52.1%, in FHLB of Pittsburgh advances, partially offset by the $11.0 million, or 44.0%, prepayment of the Company’s subordinated debentures.

Total shareholders’ equity increased $8.2 million, or 16.0%, to $59.6 million at September 30, 2015 from $51.4 million at December 31, 2014. The capital improvement resulted primarily from net income of $6.6 million coupled with a $1.4 million increase in accumulated other comprehensive income, which resulted entirely from appreciation in the fair value of available-for-sale securities offset by the tax impact of the appreciation. At September 30, 2015, the Company’s total risk-based capital and Tier I leverage ratios were 11.20% and 6.57%, respectively. The respective ratios for the Bank at September 30, 2015 were 13.29% and 9.11%. The ratios exceeded the 10.00% and 5.00% required to be well capitalized under the prompt corrective action provisions of the Basel III capital framework for U.S. banking organizations, which became effective for the Company and the Bank on January 1, 2015.

Availability of Filings

Copies of the Company’s most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q will be provided upon request from: Shareholder Relations, First National Community Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. These reports, along with all of the Company’s filings with the Securities and Exchange Commission are also available on the Investor Relations page of the Company’s website, www.fncb.com/investorrelations.

About First National Community Bank:

First National Community Bancorp, Inc. is the bank holding company of First National Community Bank, which provides personal, small business and commercial banking services to individuals and businesses throughout Lackawanna, Luzerne, and Wayne Counties in Northeastern Pennsylvania. The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore, and has been operating under its current name since 1988. For more information about FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

First National Community Bank

 (570) 348-6419

james.bone@fncb.com

The Company may from time to time make written or oral “forward-looking statements,” including statements contained in the Company’s filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications by the Company, which are made in good faith by the Company pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to the Company’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond the Company’s control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause the Company’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in the Company’s markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of the Company to compete with other institutions for business; the composition and concentrations of the Company’s lending risk and the adequacy of the Company’s reserves to manage those risks; the valuation of the Company’s investment securities; the ability of the Company to pay dividends or repurchase common shares; the ability of the Company to retain key personnel; the impact of any pending or threatened litigation against the Company; the marketability of shares of the Company and fluctuations in the value of the Company’s share price; the impact of the Company’s ability to comply with its regulatory agreements and orders; the effectiveness of the Company’s system of internal controls; the ability of the Company to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon the Company’s information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of the Company at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in the Company’s filings with the SEC.

The Company cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by the Company on its website or otherwise. The Company does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of the Company to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that the Company periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2014.

First National Community Bancorp, Inc.
Selected Financial Data

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
	2015	2015	2015	2014	2014
Per share data:

Net income (fully diluted)	$0.14	$0.05	$0.21	$-	$0.20

Cash dividends declared	$-	$-	$-	$-	$-

Book value	$3.61	$3.33	$3.38	$3.12	$3.06

Tangible book value	$3.60	$3.32	$3.36	$3.10	$3.03

Market value:

High	$6.05	$6.55	$5.40	$6.65	$6.85

Low	$5.02	$5.15	$5.25	$5.60	$5.75

Close	$5.19	$6.05	$5.26	$6.00	$6.75

Common shares outstanding	16,500,945	16,500,945	16,500,945	16,484,419	16,471,569

Selected ratios:

Annualized return on average assets	0.91%	0.34%	1.45%	(0.01)%	1.38%

Annualized return on average shareholders' equity	16.38%	5.89%	26.34%	(0.24)%	26.81%

Tier I leverage ratio	6.57%	6.64%	6.57%	6.05%	6.19%

Total risk-based capital to risk-adjusted assets	11.20%	11.60%	12.96%	13.67%	13.50%

Average shareholders' equity to average total assets	5.55%	5.73%	5.52%	5.22%	5.14%

Yield on earning assets (FTE)	3.50%	3.45%	3.48%	3.56%	3.84%

Cost of funds	0.51%	0.73%	0.75%	0.79%	0.80%

Net interest spread (FTE)	2.98%	2.72%	2.73%	2.77%	3.04%

Net interest margin (FTE)	3.07%	2.85%	2.85%	2.90%	3.18%

Total delinquent loans/total loans	1.29%	1.34%	1.10%	1.21%	1.16%

Allowance for loan and lease losses/total loans	1.36%	1.51%	1.63%	1.72%	1.76%

Non-performing loans/total loans	0.93%	0.84%	0.77%	0.82%	0.82%

Net charge-offs/average loans	0.04%	0.14%	0.01%	0.02%	0.03%

First National Community Bancorp, Inc.
Year-to-Date Consolidated Statements of Income

	Nine Months Ended
	September 30,
(in thousands, except share data)	2015	2014
Interest income
Interest and fees on loans	$19,640	$19,958
Interest and dividends on securities
U.S. government agencies	3,044	2,496
State and political subdivisions, tax-free	91	1,679
State and political subdivisions, taxable	447	271
Other securities	331	206
Total interest and dividends on securities	3,913	4,652
Interest on interest-bearing deposits in other banks	42	44
Total interest income	23,595	24,654
Interest expense
Interest on deposits	2,003	2,435
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	367	334
Interest on subordinated debentures	1,290	1,706
Interest on junior subordinated debentures	150	149
Total interest on borrowed funds	1,807	2,189
Total interest expense	3,810	4,624
Net interest income before credit for loan and lease losses	19,785	20,030
Credit for loan and lease losses	(340)	(5,629)
Net interest income after credit for loan and lease losses	20,125	25,659
Non-interest income
Deposit service charges	2,218	2,217
Net gain on the sale of securities	2,302	6,006
Net gain on the sale of mortgage loans held for sale	69	223
Net loss on the sale of education loans	-	(13)
Net gain on the sale of other real estate owned	145	103
Gain on branch divestitures	-	607
Loan-related fees	290	292
Income from bank-owned life insurance	415	496
Legal settlements	184	2,127
Other	720	799
Total non-interest income	6,343	12,857
Non-interest expense
Salaries and employee benefits	9,582	9,809
Occupancy expense	1,665	1,554
Equipment expense	1,234	1,068
Advertising expense	335	353
Data processing expense	1,420	1,556
Regulatory assessments	711	1,389
Bank shares tax	652	372
Expense of other real estate owned	338	2,495
Legal expense	331	1,428
Professional fees	780	1,240
Insurance expense	528	757
Other operating expenses	2,301	2,718
Total non-interest expense	19,877	24,739
Income before income taxes	6,591	13,777
(Credit) provision for income taxes	(40)	326
Net income	$6,631	$13,451

Income per share
Basic	$0.40	$0.82
Diluted	$0.40	$0.82

Cash dividends declared per common share	$-	$-
Weighted average number of shares outstanding:
Basic	16,497,373	16,471,569
Diluted	16,497,373	16,471,851

First National Community Bancorp, Inc.
Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands, except share data)	2015	2015	2015	2014	2014
Interest income
Interest and fees on loans	$6,693	$6,475	$6,472	$6,671	$6,852
Interest and dividends on securities
U.S. government agencies	1,061	1,012	971	998	893
State and political subdivisions, tax-free	19	22	50	204	409
State and political subdivisions, taxable	324	97	26	53	76
Other securities	92	82	157	66	74
Total interest and dividends on securities	1,496	1,213	1,204	1,321	1,452
Interest on interest-bearing deposits in other banks	10	11	21	27	8
Total interest income	8,199	7,699	7,697	8,019	8,312
Interest expense
Interest on deposits	677	643	683	745	751
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	128	119	120	116	125
Interest on subordinated debentures	162	565	563	575	575
Interest on junior subordinated debentures	50	51	49	87	50
Total interest on borrowed funds	340	735	732	778	750
Total interest expense	1,017	1,378	1,415	1,523	1,501
Net interest income before (credit) provision for loan and lease losses	7,182	6,321	6,282	6,496	6,811
(Credit) provision for loan and lease losses	(191)	345	(494)	(240)	(54)
Net interest income after (credit) provision for loan and lease losses	7,373	5,976	6,776	6,736	6,865
Non-interest income
Deposit service charges	799	745	674	758	781
Net gain on the sale of securities	4	74	2,224	634	2,958
Net gain on the sale of mortgage loans held for sale	13	16	40	69	57
Net gain on the sale of other real estate owned	129	11	5	106	35
Loan-related fees	94	106	90	148	101
Income from bank-owned life insurance	145	135	135	154	165
Legal settlements	-	184	-	-	-
Other	195	274	251	194	345
Total non-interest income	1,379	1,545	3,419	2,063	4,442
Non-interest expense
Salaries and employee benefits	3,240	3,203	3,139	3,302	3,316
Occupancy expense	500	532	633	534	438
Equipment expense	408	442	384	403	355
Data processing expense	471	501	448	532	508
Regulatory assessments	203	99	409	412	266
Bank shares tax	217	218	217	150	21
Expense of other real estate owned	91	147	100	74	514
Legal expense	80	88	163	371	268
Professional fees	193	286	301	327	306
Insurance expense	128	202	198	194	196
Other operating expenses	884	962	790	2,531	1,595
Total non-interest expense	6,415	6,680	6,782	8,830	7,783
Income before income taxes	2,337	841	3,413	(31)	3,524
Provision (Credit) for income taxes	-	22	(62)	-	166
Net income	$2,337	$819	$3,475	$(31)	$3,358

Income per share
Basic	$0.14	$0.05	$0.21	$-	$0.20
Diluted	$0.14	$0.05	$0.21	$-	$0.20

Cash dividends declared per common share	$-	$-	$-	$-	$-
Weighted average number of shares outstanding:
Basic	16,500,945	16,500,945	16,490,111	16,475,899	16,471,569
Diluted	16,500,945	16,500,945	16,490,111	16,475,899	16,471,569

First National Community Bancorp, Inc.
Consolidated Balance Sheets

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands)	2015	2015	2015	2014	2014
Assets
Cash and cash equivalents:
Cash and due from banks	$20,631	$22,443	$19,985	$22,657	$21,532
Interest-bearing deposits in other banks	10,383	49,872	17,390	13,010	18,461
Total cash and cash equivalents	31,014	72,315	37,375	35,667	39,993
Securities available for sale, at fair value	249,228	226,539	204,635	218,989	217,412
Stock in Federal Home Loan Bank of Pittsburgh at cost	4,298	2,684	3,061	2,803	4,356
Loans held for sale	4,634	138	-	603	171
Loans, net of net deferred costs and unearned income	723,166	683,588	672,165	670,267	678,160
Allowance for loan and lease losses	(9,825)	(10,328)	(10,944)	(11,520)	(11,898)
Net loans	713,341	673,260	661,221	658,747	666,262
Bank premises and equipment, net	11,258	11,059	11,221	11,003	11,094
Accrued interest receivable	2,618	2,174	2,118	2,075	2,158
Intangible assets	179	220	261	302	344
Bank-owned life insurance	29,232	29,087	28,952	28,817	28,663
Other real estate owned	1,618	1,740	2,369	2,255	2,617
Other assets	7,799	8,455	9,028	8,768	9,063
Total assets	$1,055,219	$1,027,671	$960,241	$970,029	$982,133

Liabilities
Deposits:
Demand (non-interest-bearing)	$152,038	$144,075	$134,993	$124,064	$148,430
Interest-bearing	700,004	721,293	640,118	671,272	654,766
Total deposits	852,042	865,368	775,111	795,336	803,196
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	93,058	57,771	67,612	61,194	68,786
Subordinated debentures	14,000	14,000	25,000	25,000	25,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	117,368	82,081	102,922	96,504	104,096
Accrued interest payable	11,187	11,344	10,788	10,262	10,515
Other liabilities	14,989	13,935	15,678	16,529	14,005
Total liabilities	995,586	972,728	904,499	918,631	931,812

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	20,626	20,626	20,626	20,605	20,589
Additional paid-in capital	61,939	61,870	61,801	61,781	61,692
Accumulated deficit	(25,495)	(27,832)	(28,651)	(32,126)	(32,095)
Accumulated other comprehensive income	2,563	279	1,966	1,138	135
Total shareholders' equity	59,633	54,943	55,742	51,398	50,321
Total liabilities and shareholders’ equity	$1,055,219	$1,027,671	$960,241	$970,029	$982,133

First National Community Bancorp, Inc.
Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(dollars in thousands)	2015	2015	2015	2014	2014
Interest income
Loans:
Loans - taxable	$6,371	$6,148	$6,148	$6,340	$6,524
Loans - tax-free	488	495	491	501	497
Total loans	6,859	6,643	6,639	6,841	7,021
Securities:
Securities, taxable	1,477	1,191	1,154	1,117	1,043
Securities, tax-free	29	33	76	309	620
Total interest and dividends on securities	1,506	1,224	1,230	1,426	1,663
Interest-bearing deposits in other banks	10	11	21	27	8
Total interest income	8,375	7,878	7,890	8,294	8,692
Interest expense
Deposits	677	643	683	745	751
Borrowed funds	340	735	732	778	750
Total interest expense	1,017	1,378	1,415	1,523	1,501
Net interest income	$7,358	$6,500	$6,475	$6,771	$7,191

Average balances
Earning assets:
Loans:
Loans - taxable	$660,709	$637,005	$633,731	$635,146	$635,032
Loans - tax-free	41,746	42,225	41,125	40,477	39,849
Total loans	702,455	679,230	674,856	675,623	674,881
Securities:
Securities, taxable	241,799	211,833	194,268	196,351	177,863
Securities, tax-free	1,707	2,007	4,283	17,055	36,246
Total interest and dividends on securities	243,506	213,840	198,551	213,406	214,109
Interest-bearing deposits in other banks	12,185	18,984	34,708	43,618	15,983
Total interest-earning assets	958,146	912,054	908,115	932,647	904,973
Non-earning assets	62,063	62,254	61,476	58,826	62,582
Total assets	$1,020,209	$974,308	$969,591	$991,473	$967,555
Interest-bearing liabilities:
Deposits	$690,039	$646,656	$658,193	$675,901	$640,394
Borrowed funds	105,109	108,234	99,046	99,251	114,137
Total interest-bearing liabilities	795,148	754,890	757,239	775,152	754,531
Demand deposits	143,140	137,674	132,316	139,336	137,992
Other liabilities	25,303	25,964	26,525	25,278	25,337
Shareholders' equity	56,618	55,780	53,511	51,707	49,695
Total liabilities and shareholders' equity	$1,020,209	$974,308	$969,591	$991,473	$967,555

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	3.86%	3.86%	3.88%	3.99%	4.11%
Interest and fees on loans - tax-free	4.67%	4.69%	4.78%	4.95%	4.99%
Total loans	3.91%	3.91%	3.94%	4.05%	4.16%
Securities:
Securities, taxable	2.44%	2.25%	2.38%	2.28%	2.35%
Securities, tax-free	6.75%	6.64%	7.10%	7.25%	6.84%
Total interest and dividends on securities	2.47%	2.29%	2.48%	2.67%	3.11%
Interest on interest-bearing deposits in other banks	0.33%	0.23%	0.24%	0.25%	0.20%
Total earning assets	3.50%	3.45%	3.48%	3.56%	3.84%
Interest-bearing liabilities:
Interest on deposits	0.39%	0.40%	0.42%	0.44%	0.47%
Interest on borrowed funds	1.29%	2.72%	2.96%	3.14%	2.63%
Total interest-bearing liabilities	0.51%	0.73%	0.75%	0.79%	0.80%
Net interest spread	2.98%	2.72%	2.73%	2.77%	3.04%
Net interest margin	3.07%	2.85%	2.85%	2.90%	3.18%

First National Community Bancorp, Inc.
Asset Quality Data

	Sept 30,	Jun 30,	Mar 31,	Dec 31,	Sept 30,
(in thousands)	2015	2015	2015	2014	2014
At period end
Non-accrual loans, including non-performing troubled debt restructured loans (TDRs)	$6,741	$5,757	$5,184	$5,522	$5,539
Loans past due 90 days or more and still accruing	-	-	-	-	49
Total non-performing loans	6,741	5,757	5,184	5,522	5,588
Other real estate owned (OREO)	1,618	1,740	2,369	2,255	2,617
Total non-performing loans and OREO	$8,359	$7,497	$7,553	$7,777	$8,205

TDRs performing in accordance with modified terms	$5,065	$5,289	$5,807	$5,282	$5,326

For the three months ended
Allowance for loan and lease losses
Beginning balance	$10,328	$10,944	$11,520	$11,898	$12,175
Loans charged-off	968	1,192	277	427	359
Recoveries of charged-off loans	656	231	195	289	136
Net charge-offs	312	961	82	138	223
(Credit) provsion for loan and lease losses	(191)	345	(494)	(240)	(54)
Ending balance	$9,825	$10,328	$10,944	$11,520	$11,898